EXHIBIT 99.12
                                                                   -------------

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and dated as of December 22, 2000, by and between MEDICAL ADVISORY SYSTEMS, INC., a Delaware corporation having its principle place of business at 8050 Southern Maryland Blvd., Owings, Maryland 20736 (the "Purchaser" or "MAS") and JASPIN INTERACTIVE INC., a Delaware close corporation having its principle place of business at 21630 Ridgetop Circle, Suite 120, Dulles, Virginia 20166 (the "Seller" or "Jaspin").

     WHEREAS, the Seller now desires to sell, and the Purchaser now desires to purchase twenty-nine thousand one hundred eighteen (29,118) shares (the "Shares") of the issued and outstanding common stock of Jaspin, which shares constitute approximately 19.3% of the total issued and outstanding common stock of Jaspin following this transaction, and 15% of the total issued and outstanding common stock of Jaspin following this transaction on a fully diluted basis.

     NOW, THEREFORE, in consideration of the covenants and mutual agreements herein set forth and in reliance upon the representations and warranties contained herein, the parties do hereby agree as follows:

     SECTION 1.        SALE AND PURCHASE OF THE SHARES.
     ----------        --------------------------------

     Subject to all of the terms and conditions hereof, the Seller hereby agrees to sell, assign, transfer, convey and deliver to the Purchaser on the date of the Closing (as hereinafter defined) the Shares, free and clear of all liens, and the Purchaser hereby agrees to pay to the Seller the purchase price in accordance with Section 2 hereof.

     SECTION 2.        PURCHASE PRICE.
     ----------        ---------------

     The purchase price for the Shares shall be one hundred fifty-nine thousand U.S. dollars cash ($159,000) and 40,000 shares of MAS common stock, par value $.005 per share (the "MAS Shares" and, together with the $159,000 cash, the "Purchase Price"), payable for the cash portion by wire transfer to the escrow account of the Seller at the Closing plus delivery for the MAS Shares to the Seller of a MAS share certificate, bearing a 144 Restrictive Legend, at the Closing (the "Closing Payment").

     SECTION 3.        THE CLOSING.
     ----------        ------------

     The sale and purchase of the Shares will be effected at a closing (the "Closing") to be held at the Purchaser's offices in Owings, Maryland on December 22, 2000, or at such other place and date as shall be agreed upon by the parties hereto (the "Closing Date"). At the Closing:

     (a) The Seller shall deliver to the Purchaser a stock certificate or certificates for the Shares in the name of Purchaser; or a suitable interim document pending preparation of the final certificate; The Purchaser shall deliver to the Seller the Closing Payment; and The Purchaser and Seller will execute the MAS/JASPIN SERVICE AGREEMENT.

     SECTION 4.        REPRESENTATIONS AND WARRANTIES OF SELLER.
     ----------        -----------------------------------------

     The Seller hereby makes the following representations and warranties to the
Purchaser:

     (a) Ownership of Shares. When issued, the Shares will be fully paid and non-assessable. No other person, firm or corporation will have any interest whatsoever in any of the Shares. The sale provided for herein will vest in the Purchaser directly, absolute title to the Shares, free of any liens, options, agreements or conditions.

     (b) Authority and Enforceability. The Seller has the full right, corporate power and authority to enter into and perform its obligations under this Agreement, and to sell and transfer the Shares to the Purchaser, free and clear of any statutory, contractual or other limitations. This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     (c) Absence of Litigation. No action, suit or proceeding before any court or governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation has been instituted or threatened.

     (d) Capital of Company. The Seller has an authorized capital of three hundred thousand (300,000) shares of common stock, no par value, of which 150,618 shares and options to purchase an additional 43,500 shares shall be issued and outstanding following completion of this transaction.

     SECTION 4A.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.
     ----------        -------------------------------------------

     The Purchaser hereby represents and warrants to the Seller:

     (a) Ownership of Shares. When issued, the MAS Shares will be fully paid and non-assessable. No other person, firm or corporation will have any interest whatsoever in any of the MAS Shares. The sale provided for herein will vest in the Seller directly, absolute title to the MAS Shares, free of any liens, options, agreements or conditions.

     (b) Authority and Enforceability. The Purchaser has the full right, corporate power and authority to enter into and perform its obligations under this Agreement, and to sell and transfer the MAS Shares to the Seller, free and clear of any statutory, contractual or other limitations. This Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with is terms.

     (c) Absence of Litigation. No action, suit or proceeding before any court or governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation has been instituted or threatened.

     (d) Capital of Company. The Purchaser has an authorized capital of Ten Million (10,000,000) shares of common stock, no par value, of which 5,211,240 shares shall be issued and outstanding following completion of this transaction.

     (e) Purchaser understands that the offering and sale of the Shares purchased by it are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) of the Securities Act and from any other applicable laws, rules or regulations, including all applicable state securities laws (collectively, the "Applicable Laws") and, in accordance therewith and in furtherance thereof, the Purchaser hereby acknowledges, represents, warrants and agrees as follows:

         (i) The Purchaser has received such written information as Purchaser deems appropriate to evaluate its investment in the Shares. The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Seller concerning the offering of the Shares purchased by the Purchaser;

         (ii) The Purchaser is not purchasing Shares as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

         (iii) The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Shares to evaluate the merits and risks of an investment by the Purchaser in the Shares and to make an informed investment decision with respect thereto;

         (iv) The Purchaser will not sell or otherwise transfer the Shares purchased by it without registration under the Securities Act or an exemption therefrom and otherwise in accordance with all Applicable Laws. The Purchaser represents that it is purchasing the Shares for the Purchaser's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act and all Applicable Laws.

     (f) The Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act by virtue of the fact that Purchaser is a corporation not formed for the specific purpose of acquiring the Shares with total assets in excess of $5,000,000.

     (g) The Purchaser understands that the Shares have not been registered under the Securities Act, and agrees that none of the Shares may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act. The Purchaser will not, directly or indirectly, voluntarily offer, sell, transfer, pledge, hypothecate or otherwise dispose of (or solicit any offers to purchase or otherwise acquire or take a pledge of) any Shares unless (i) registered pursuant to the provisions of the Securities Act, or (ii) an exemption from registration is available under the Securities Act. The Purchaser has been advised that the Seller has no obligation, and does not intend, to cause any Shares to be registered under the Securities Act, or to take any action necessary for the Purchaser to comply with any exemption under the Securities Act that would permit such Shares to be sold by the Purchaser. The Purchaser understands that the legal consequences of the foregoing mean that the Purchaser must bear the economic risk of its investment in the Seller for an indefinite period of time. The Purchaser further understands that, if the Purchaser desires to sell or transfer all or any part of the Shares, the Seller may require the Purchaser's counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act. The Purchaser understands that the Shares will bear substantially the following restrictive legend:

THE SHARES OF STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

     (h) The Purchaser acknowledges that Seller is a Delaware close corporation, that there are restrictions on the transfer of the Shares contained in the Certificate of Incorporation and Bylaws of Seller and that, in addition to the legend in (g) above, the Shares will bear substantially the following restrictive legend: THE SHARES OF STOCK EVIDENCED HEREBY ARE SHARES IN A DELAWARE CLOSE CORPORATION, THE TRANSFER OF WHICH IS RESTRICTED PURSUANT TO ARTICLE SEVENTH

OF THE CERTIFICATE OF INCORPORATION AND ARTICLE IV SECTION 3 OF THE BYLAWS OF THE CORPORATION. PURSUANT TO THOSE PROVISIONS, TRANSFERS OF SHARES OF STOCK OF THE CORPORATION MUST BE APPROVED IN WRITING BY THE BOARD OF DIRECTORS (THE "BOARD"), AND THE BOARD RESERVES THE RIGHT TO PURCHASE SUCH SHARES AT THEIR FAIR MARKET VALUE.

     SECTION 5.        CONDITIONS TO PURCHASER'S OBLIGATIONS.
     ----------        --------------------------------------

     The obligations of the Purchaser to proceed with the Closing and to consummate the transactions contemplated hereby shall be subject to the fulfillment at or before the Closing of the following conditions precedent:

     (a) The Purchaser shall have completed to its sole satisfaction its due diligence investigation in connection with the transactions contemplated by this Agreement.

     (b) All representations and warranties by the Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of that time.

     (c) As of the Closing there shall not be pending or threatened before any court or governmental body or authority any action, suit, proceeding, injunction or other order challenging, restraining or prohibiting the transactions contemplated by this Agreement.

    SECTION 6.        CONDITIONS TO SELLER'S OBLIGATIONS.
    ----------        -----------------------------------

     The obligations of the Seller to proceed with the Closing and to consummate the transactions contemplated hereby shall be subject to the fulfillment at or before the Closing of the following conditions precedent:

     (a) All representations and warranties by the Purchaser contained in this agreement shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of that time.

     (b) There shall not be pending or threatened before any court or governmental body or authority any action, suit, proceeding, injunction or other order challenging, restraining or prohibiting the transactions contemplated by this agreement.

    SECTION 7.        ADDITIONAL OBLIGATIONS.
    ----------        -----------------------

     (a) As promptly as practicable after the execution of this Agreement, each of the Purchaser and the Seller shall, in cooperation with the other, file any reports or notifications that may be required to be filed or supplied by them pursuant to applicable law in connection with the transactions contemplated hereby.

     (b) From and after the date hereof, each party shall execute and deliver such documents and take such actions as may reasonably be requested by the other party in order to consummate or effect the transactions contemplated hereby.

     (c) At the closing, the Purchaser and the Seller shall execute the MAS/JASPIN SERVICE AGREEMENT.

     (d) Purchaser shall have the "First Refusal Right" (as described herein) with respect to future Sale Offers (as defined herein) for a period beginning on the date hereof until the earlier of the three year anniversary date hereof and the day immediately prior to the date on which Seller engages in an initial public offering of its stock. Purchaser shall have thirty (30) calendar days commencing on the calendar day following receipt by Purchaser of the Notice of Offer (as defined herein) within which to inform Seller in writing that it exercises its First Refusal Right and will enter into the Sale Event (as defined herein). In the event Purchaser notifies Seller of its exercise of its First Refusal Right for a Sale Offer, Seller shall not consummate the Sale Offer, and Purchaser and Seller shall cooperate in good faith in negotiating and executing customary definitive documentation and in taking such other action as is reasonably necessary and customary to consummate the Sale Event on substantially the same terms and conditions as set forth in the Notice of Offer. For purposes hereof, (1) "Sale Offer" means an offer to purchase Jaspin common stock from or to sell Jaspin common stock by Seller by or to a third party buyer or buyers in a private offering excluding the sale of common stock to employees of Seller or due the exercise of stock options to purchase Jaspin common stock; (2) "Notice of Offer" means a written notice to Purchaser indicating that a Sale Offer is contemplated, the amount of securities to be sold and the price at which such sale is intended to take place; and (3) "Sale Event" means a sale of securities to Purchaser on substantially the same terms and conditions as the proposed Sale Offer described in the Notice of Offer within fifteen (15) days of the receipt by Seller from Purchaser that Purchaser is exercising its First Refusal Right hereunder.

     (e) Purchaser shall have "Anti-Dilution Rights" (as described herein) with respect to the future issuance of additional shares in Jaspin. Purchaser shall have thirty (30) calendar days commencing on the calendar day following receipt by Purchaser of a Notice of Issuance (as defined herein) within which to inform Seller in writing that it exercises its Anti-Dilution Rights and will enter into a Purchase Event (as defined herein). In the event Purchaser notifies Seller of its exercise of its Anti-Dilution Right, the Purchaser and Seller shall cooperate in good faith in negotiating and executing customary definitive documentation and in taking such other action as is reasonably necessary and customary to consummate the Purchase Event. For purposes hereof, (1) "Notice of Issuance" means a written notice to Purchaser indicating that a Sale Offer is contemplated or that an issuance of common stock has occurred pursuant to the exercise of a stock option granted by Seller after the date hereof (e.g., excluding existing options for the purchase of 43,500 shares of Seller common stock issued to current employees of Seller), the amount of securities to be sold or that have been issued and the price at which such sale is intended to take place or has taken place; provided, however, that a Notice of Offer shall satisfy Seller's obligation to transmit a Notice of Issuance to Purchaser; and (2) "Purchase Event" means a sale of securities to Purchaser on substantially the same terms and conditions as the proposed Sale Offer or issuance pursuant to stock options described in the Notice of Issuance within fifteen (15) days of the receipt by Seller from Purchaser that Purchaser is exercising its Anti-Dilution Right hereunder, provided, that the number of Jaspin shares of common stock to be sold to Purchaser shall be equal to or, at Purchaser's option, less than the number (rounded up to the nearest whole number) obtained by dividing the number of Jaspin shares owned by Purchaser by the total number of issued and outstanding Jaspin shares prior to the issuance referred to in the Notice of Issuance, multiplied by the total number of Jaspin shares issued and outstanding (or to be issued and outstanding) after the issuance referred to in the Notice of Issuance, and subtracting the number of Jaspin shares owned by Purchaser at the time of the Notice of Issuance.

    SECTION 8.        MISCELLANEOUS.
    ----------        --------------

     (a) The representations and warranties contained in Sections 4 and 4A hereof shall survive the delivery of the Shares and the MAS Shares referred to in Section 3 hereof for a period of three years.

     (b) This Agreement shall be binding on, and shall inure to the benefit of and be enforceable by, the respective successors and assigns of the parties hereto.

     (c) This Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended or any term or provision thereof waived or discharged except in a writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.

     (d) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     (e) Each of the parties shall bear is own costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement.

     (f) All stock transfer taxes and other excise taxes imposed or which may become due in connection with the sale, transfer or assignment of the Shares and the MAS Shares, as the case may be, hereunder shall be borne and paid by the Seller and Purchaser, respectively.

     (g) The subject headings of the sections, paragraphs and subparagraphs of this agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on and as of the date first above written.

         MEDICAL ADVISORY SYSTEMS, INC.
         ----------------------------------
         By:
         Jaspin INTERACTIVE, INC.
         ----------------------------------
         By: